UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2007

CHARYS HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-18292	54-2152284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1117 PERIMETER CENTER WEST, SUITE N415

ATLANTA, GEORGIA  30338

(Address of principal executive offices)

(678) 443-2300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2007, the Board of Directors (the “Board”) of Charys Holding Company, Inc. (“Charys”) appointed to the Board Michael D. Brown, former Under Secretary of U.S. Homeland Security, to fill the vacancy created by Catherine B. McKee’s resignation from the Board, which was effective December 31, 2006.  In connection with his appointment to the Board, Mr. Brown will receive 20,000 shares of Charys’ common stock and options to purchase 100,000 shares of Charys’ common stock at a price of $1.40 per share.  As a director, Mr. Brown will be paid $2,000 per Board meeting he attends and will be reimbursed for reasonable expenses.

Item 8.01               Other Events.

On March 26, 2007, Charys issued a press release announcing that Michael D. Brown, former Under Secretary of U.S. Homeland Security, had agreed to join the Board.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Press Release, dated March 26, 2007, announcing that Michael D. Brown, former Under Secretary of U.S. Homeland Security, agreed to join the Board of Directors of Charys Holding Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARYS HOLDING COMPANY, INC.

Date: March 30, 2007	By:	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 26, 2007, announcing that Michael D. Brown, former Under Secretary of U.S. Homeland Security, agreed to join the Board of Directors of Charys Holding Company, Inc.